Exhibit 10.4

CHART INDUSTRIES, INC.

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 (the “Amendment”) to the Employment Agreement, dated February 26, 2008 and subsequently amended effective January 1, 2009 and June 1, 2010 (the “Agreement”), by and between Chart Industries, Inc. (the “Company”) and Kenneth J. Webster (“Executive”), is effective January 1, 2012.

WITNESSETH:

WHEREAS, the Company and the Executive desire to amend the Agreement; and

WHEREAS, the parties reserved the right to amend the Agreement pursuant to Section 13.c thereof.

NOW, THEREFORE, pursuant to Section 13.c of the Agreement, and effective as of January 1, 2012, the parties hereby amend the Agreement as follows:

1. In Section 3 of the Agreement, delete the dollar amount “$180,000” and replace with “$210,000”.

2. In Section 4 of the Agreement delete the phrase “of sixty-five percent (65%) of the Executive’s Base Salary (with it being understood that sixty-five percent (65%) of the Executive’s Base Salary is the “Target”)” in its entirety and replace it with “of sixty percent (60%) of the Executive’s Base Salary (with it being understood that sixty percent (60%) of the Executive’s Base Salary is the “Target”)”.

3. Except as set forth herein, the Agreement is not modified or amended.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

CHART INDUSTRIES, INC.		KENNETH J. WEBSTER
(“Company”)		(“Executive”)

By:	/s/ Mark H. Ludwig	/s/ Kenneth J. Webster
Name:	Mark H. Ludwig
Title:	Vice President – Human Resources